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                                                                    EXHIBIT 10.7

                         AGREEMENT OF PURCHASE AND SALE

         THIS AGREEMENT OF PURCHASE AND SALE (this "Agreement") is made to be effective as of the date described in Paragraph 8.17 hereof, by and between D.C. PITCAIRN HOLDINGS, INC., a Colorado corporation ("Seller"), having an office at 1018 Center Avenue, Fort Collins, Colorado 80526, and ATRIX LABORATORIES, INC., a Delaware corporation ("Purchaser"), having an office at 2579 Midpoint Drive, Fort Collins, Colorado 80525.


                              W I T N E S S E T H:

                                    ARTICLE I

                                PURCHASE AND SALE

         1.01. AGREEMENT OF PURCHASE AND SALE. Subject to the terms and conditions hereinafter set forth and for the consideration stated herein, Seller agrees to sell and Purchaser agrees to purchase the following:

                  (a) All that certain tract or parcel of land in Larimer County, Colorado more particularly described in Exhibit A attached and made a part hereof, together with the improvements thereon, with a street address of 701 Centre Drive, Fort Collins, Colorado, together with all rights, title and interest of Seller in and to all rights, tenements, hereditaments, easements, appendages, ways, privileges and appurtenances, if any, pertaining thereto, including any right, title and interest of Seller in and to the adjacent streets, alleys and rights-of-way (the "Real Property and Improvements");

                  (b) All electrical fixtures, plumbing fixtures, heating fixtures, air conditioning fixtures, and all other improvements and fixtures owned by the Seller and located on or used in connection with the Real Property and Improvements including, without limitation, those certain installed freezer, refrigeration units, autoclave, despatch oven, and steam generators. (the "Fixtures");

                  (c) All of Seller's right, title and interest in and to all assignable warranties and guaranties, if any, issued to Seller in connection with the Real Property and Improvements and Fixtures (the "Warranties and Guaranties"); and

                  (d) All of Seller's right, title and interest in and so all assignable contracts and agreements relating to the upkeep, repair, maintenance or operation of said property which will extend beyond the Closing Date, as hereinafter defined (the "Operating Agreements").

         1.02. PROPERTY DEFINED. The property and interests described in Sections 1.01(a) through 1.01(d) above are hereinafter sometimes collectively referred to as the "Property."
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         1.03. PERMITTED EXCEPTIONS. The Property shall be conveyed subject to the Permitted Exceptions as defined in Section 2.04.

         1.04. EARNEST MONEY. On the Effective Date, as hereinafter defined, Purchaser shall deposit with Transnation Title Insurance Company (the "Title Company") the sum of Twenty-Five Thousand Dollars ($25,000.00) (the "Earnest Money") in cash, or by federal funds wire transfer, cashiers or certified check, to be held in escrow by the Title Company as earnest money in accordance with the terms of this Agreement. The Earnest Money shall be held by Title Company in the highest available interest bearing account at a federally insured depository approved by Seller. The Earnest Money and any interest thereon shall be applied against the Purchase Price, as hereinafter defined, or shall be paid to Seller or Purchaser as otherwise provided for in this Agreement. All references to Earnest Money shall include the interest earned thereon, if any.

         1.05. PURCHASE PRICE.

                  (a) Seller shall sell and Purchaser shall purchase the Property for a total of Two Million Nine Hundred Thousand and No/100 Dollars ($2,900,000.00) (the "Purchase Price").

                  (b) The Purchase Price shall be payable as follows:

                             (i) The Earnest Money shall be applied against the
                  Purchase Price at Closing, as hereafter defined.

                            (ii) Purchaser shall pay Seller Two Million Eight
                  Hundred Seventy Five Thousand and No/100 Dollars ($2,875,000.00) at Closing, in cash or by federal funds wire transfer. Such amount shall be adjusted to reflect customary closing costs, prorations, adjustments and interest earned on the Earnest Money, if any.


                                   ARTICLE II

                       INSPECTION PERIOD AND CONTINGENCIES

         2.01. REVIEW OF MATERIALS. Within five (5) days from the Effective Date, as hereinafter defined, Seller shall deliver to Purchaser the following documents and information; Seller makes no representations or warranties with respect to such documents or information:

                  (a) a title commitment (the "Title Commitment") issued by the Title Company evidencing title in and to the Real Property and Improvements vested in Seller, evidencing all matters affecting title to the Real Property and Improvements and binding the Title Company to issue to Purchaser at the Closing an ALTA 1992 Owner's Policy of Title Insurance in the amount of the Purchase Price ("Owners Title Policy") for the


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         Real Property and Improvements, together with copies of all instruments referenced in Schedule B of the Title Commitment;

                  (b) the most recent survey of the Real Property and Improvements in Seller's possession, if any (the "Survey," which term shall include any update thereof or a new survey) which Survey may, at Purchaser's expense, be recertified to Purchaser and Title Company; and in the event Purchaser cannot obtain a recertification of the Survey, Purchaser may obtain a new Survey at its expense.

                  (c) copies of all Operating Agreements in Seller's possession, including any amendments and letter agreements relating thereto;

                  (d) plans and specifications for the Property in Seller's possession, if any;

         2.02. RIGHT OF INSPECTION. During the period commencing on the Effective Date through and including July 19, 1996 (the "Inspection Period"), Purchaser shall have the right to make a physical inspection and conduct such other due diligence as Purchaser deems necessary with respect to the Property and to examine records maintained by Seller relating to the Property at such place or places as said records may be located; provided, however, Purchaser agrees to indemnify and hold Seller harmless from and against any claim for damages or injuries arising therefrom. The physical inspection of the Property and such other due diligence with respect thereto by Purchaser shall include, without limitation, (i) such engineering and structural tests and inspections as Purchaser deems necessary, (ii) obtaining evidence that all permits and licenses necessary for Purchaser's intended use of the Property have been or can be obtained without undue effort or expense and (iii) performing such environmental testing as Purchaser deems appropriate. All inspections shall occur at reasonable times agreed upon by Seller and Purchaser and shall be conducted (a) so as not to unreasonably interfere with use of the Property by Seller or its tenants, and (b) so as not to violate any operating guidelines for the property. A representative of Seller shall accompany Buyer or Buyer's agents on all inspections.

         2.03. RIGHT OF TERMINATION. Seller agrees that in the event Purchaser determines that the Property is not suitable for its purposes in the sole and absolute discretion of Purchaser, Purchaser shall have the right to terminate this Agreement by sending written notice thereof (the "Termination Notice") to Seller prior to the expiration of the Inspection Period. Upon delivery by Purchaser of such Termination Notice prior to the expiration of the Inspection Period, this Agreement shall terminate and the Earnest Money shall forthwith be returned to Purchaser. If Purchaser fails to send Seller a Termination Notice prior to the expiration of the Inspection Period, Purchaser's right to terminate this Agreement pursuant to this Section shall expire and the Agreement shall remain in full force and effect and the Earnest Money shall become non-refundable subject to Purchaser's right to terminate this Agreement pursuant to Sections 2.04 or 5.02. Simultaneously with the delivery of the Termination Notice, Purchaser shall deliver to Seller all documents and materials in its possession relating to the Property.


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         2.04.  TITLE STATUS AND INSURANCE.

                  (a) Title Insurance. Purchaser shall have until June 25, 1996 to examine the Title Commitment and the Survey (as defined and provided for in Section 2.01(b)) and to object in writing to any matters reflected therein. If Purchaser makes any timely objection to either the Title Commitment or the Survey, then Seller, within a reasonable period of time not to exceed five (5) business days from the date of receipt of such objection, may (but Seller shall in no way be obligated to do so) cure such objection and have the Title Commitment or Survey updated to reflect such cure. If Purchaser makes any objection to title or the Survey and Seller elects not to cure the same, or is unable to do so within the period set forth above, Seller shall so notify Purchaser, and Purchaser's remedy shall be to either (i) waive such objection and purchase the Property subject thereto without reduction in the Purchase Price, and matters previously objected to by Purchaser and so waived by Purchaser shall become additional Permitted Exceptions; or (ii) terminate this Agreement by notifying Seller thereof within two (2) days after Seller notifies Purchaser of Seller's inability or election not to cure such objection and receive a refund of the Earnest Money. If Purchaser does not so timely elect to terminate this Agreement, Purchaser shall be deemed to have waived its objection to title and such matters shall become additional Permitted Exceptions. If Purchaser fails to timely notify Seller of any objections to title or to the Survey, it shall be deemed that Purchaser has found the Title Commitment, Survey and all matters reflected therein acceptable.

                  The Title Commitment shall set forth the requirements of the Title Company to delete standard printed exceptions. At the Closing, Seller shall cause the Title Company to issue a new Title Commitment containing only the Permitted Exceptions. Seller shall cooperate with Purchaser to cause the Title Company to delete standard printed exceptions from the Title Commitment, but Seller shall not be obligated to incur any additional expenses or liability to accomplish such deletions.

                  (b) Permitted Exceptions. The "Permitted Exceptions" shall mean (i) those matters set forth on the Title Commitment and approved by Purchaser (or deemed to be waived or approved by Purchaser) and those matters apparent upon an inspection of the Real Property and Improvements; (ii) real property taxes and assessments for the year of Closing and subsequent years; (iii) building, zoning and other applicable ordinances and regulations of the County of Larimer; (iv) taxes, assessments, fees or charges, if any, resulting from the inclusion of the Property in any special district or; and (v) such other matters as are caused by or acquiesced in by Purchaser or its agents.

         2.05. APPROVAL BY BOARD OF DIRECTORS OF PURCHASER. This Agreement and Purchaser's obligations hereunder are expressly contingent upon the approval of the terms and conditions of this Agreement by the Board of Directors of Purchaser (the "Board") on or before ten days from the Effective Date. In the event that Purchaser fails to deliver written notice to Seller, on or before ten days from the Effective Date indicating that the Board has approved of the terms and conditions of this Agreement, this Agreement shall be automatically terminated and upon such


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termination, the parties hereto shall be relieved of all their obligations hereunder and the Earnest Money shall be promptly returned to Purchaser.

                                   ARTICLE III

                                     CLOSING

         3.01. TIME AND PLACE. The closing of this transaction (the "Closing") shall take place at the offices of the law firm of Hasler, Fonfara and Maxwell, LLC, 125 South Howes Street, 6th Floor, Fort Collins, Colorado 80521, on July 29, 1996 or such other date as Purchaser and Seller may mutually agree upon (the "Closing Date").

         3.02. SELLER'S AND PURCHASER'S OBLIGATIONS AT CLOSING. At Closing:

                  (a) Seller shall deliver to Purchaser a duly executed and acknowledged: (i) general warranty deed conveying the Real Property and Improvements, subject to the Permitted Exceptions; (ii) bill of sale conveying the Fixtures; and (iii) assignment of Operating Agreements, Warranties and Guaranties, and Purchaser shall join in the execution of such assignment for the purpose of assuming all of Seller's obligations under the Operating Agreements for all periods subsequent to the Closing Date.

                  (b) Purchaser shall pay to Seller the Purchase Price, less any amount which may be deducted therefrom pursuant to the terms of this Agreement.

                  (c) Seller shall deliver to Purchaser, at Seller's expense, the Owner's Title Policy, or an agreement by the Title Company reasonably acceptable to Purchaser to issue Owner's Title Policy.

                  (d) General real estate taxes for the then current year relating to the Property shall be prorated as of the Closing Date. If the Closing Date shall occur before the tax rate is fixed for the then current year, the apportionment of taxes shall be upon the basis of the tax rate for the immediately preceding year applied to the latest assessed valuation of the Property. All delinquent installments of special taxes or assessments assessed or levied prior to the Closing Date shall be paid in full by Seller and all non-delinquent installments thereof and those assessed or levied after the Closing Date shall be paid by Purchaser.

                  (e) All other income from, and expenses of, the Property, including but not limited to rents, utility charges, maintenance charges and service charges shall be prorated as of the Closing Date with Seller being responsible for the costs thereof through the day before the Closing Date and Purchaser being responsible for such costs thereafter.

                  (f) Seller agrees to pay the costs of the Owner's Title Policy, plus one-half of any escrow or closing fees charged by Title Company. Purchaser agrees to pay one-

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         half of any escrow or closing fees charged by the Title Company, and the cost to obtain any recertification of the Survey or a new Survey, if applicable. The Purchaser shall also be responsible for the payment of recording costs, and the documentary fee due upon the transfer of the Property and subsequent recording of documents. Each of the parties hereto do hereby agree to be responsible for their respective attorney's fees incurred in connection with the purchase and sale of the Property. Any and all other expenses or charges in connection with the Closing shall be paid for by the parties in accordance with applicable custom in the State of Colorado.

                  (g) Personal property taxes for the then current year relating to the Property shall be prorated as of the Closing. Purchaser shall each pay all sales and use taxes relating to the Property, if any.

                  (h) Possession of the Property shall be given to Purchaser, subject to the Permitted Exceptions, and the new Montfort Lease, as hereafter defined.

                  (i) Seller shall deliver to Purchaser all keys to all locks on the Property in Seller's possession.

                  (j) Seller shall deliver to Purchaser such documentary and other evidence as may be reasonably required by Purchaser or the Title Company evidencing the status and capacity of Seller and the authority of the person or persons who are executing the various documents on behalf of Seller in connection with this Agreement.

                  (k) Purchaser shall deliver to Seller such documentary and other evidence as may be reasonably required by Seller or the Title Company evidencing the status and capacity of Purchaser and the authority of the person or persons who are executing the various documents on behalf of Purchaser in connection with this Agreement.

                  (l) Seller shall deliver a FIRPTA Affidavit to Purchaser.

         Notwithstanding anything contained herein to the contrary, in making the foregoing apportionments, Purchaser shall be responsible for taxes and other expenses incurred with respect to the day of Closing.

                                   ARTICLE IV

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

         4.01. REPRESENTATIONS AND WARRANTIES OF SELLER AND PURCHASER. Purchaser hereby represents and warrants to Seller, which representation and warranty shall be deemed to be restated at Closing, that Purchaser is a duly organized and validly existing under the laws of the State of Delaware and the execution and delivery by Purchaser of and Purchaser's performance under this Agreement are within Purchaser's powers and upon approval of the Board of Directors of Purchaser as provided in Paragraph 2.05, shall be duly authorized by all requisite

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action. Seller hereby represents and warrants to Purchaser, which representation and warranty shall be deemed to be restated as Closing, that Seller is a corporation duly organized and validly existing under the laws of the State of Colorado and the execution and delivery by Seller of and Seller's performance under this Agreement are within Seller's powers and have been duly authorized by all requisite action.

         4.02. REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER. Purchaser hereby covenants to Seller, which covenants shall survive Closing, as follows:

                  (a) Purchaser may, in connection with its investigation of the Property during the Inspection Period, inspect the Property for the presence of asbestos, PCB emissions and hazardous waste and any other hazardous substance and if Purchaser conducts such inspections, Purchaser shall notify Seller in writing of the results of such inspection; and

                  (b) Purchaser shall not acquire the Property with the assets of an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

         4.03. REPRESENTATIONS, WARRANTIES, COVENANTS OF SELLER. Seller hereby represents and warrants to Purchaser, which representations and warranties shall be deemed to be restated at Closing, that:

                  (a) There is no pending or, to the best of Seller's knowledge, threatened litigation or condemnation proceeding affecting the Property;

                  (b) To Seller's knowledge, the Real Property and Improvements are not in violation of any Law or Regulation relating to Hazardous Substances or Materials;

                  (c) To Seller's knowledge, there has never been any above ground or underground storage tanks containing materials which are regulated by any Law or Regulation on the Real Property.

                  (d) All Fixtures are owned by Seller and shall be conveyed to Purchaser free and clear of all liens and encumbrances.

                  The representations and warranties set forth herein shall survive the Closing.

         4.04. DEFINITIONS. For the purposes hereof, the following definitions shall apply:

         "Law or Regulation" means and includes the Comprehensive Environmental Response and Liability Act ("CERLA" or the Federal Superfund Act) as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA") 42 U.S.C., Sections 9601-9675; the Federal Resource Conservation and Recovery Act of 1976 ("RCRA"); the Clean Water Act, 33 U.S.C., Section 1321, et seq.; the Clean Air Act, 42 U.S.C., Section 7401, et seq. all as the same may be from time to time amended and any other federal, state, county, municipal, local


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or other statute, law, ordinance or regulation which may relate to or deal with human health or the environment including, without limitation, all regulations promulgated by a regulatory body pursuant to any such statute, law or ordinance.

         "Hazardous Substances or Materials" means asbestos, ureaformaldehyde, polychlorinated biphenyls, nuclear fuel or materials, chemical waste, radioactive materials, explosives, known carcinogens, petroleum products or other dangerous, toxic, or hazardous pollutant, contaminant, chemical, material or substance defined as hazardous or as a pollutant or contaminant in, or the release or disposal of which is regulated by, any Law or Regulation.

                                    ARTICLE V

                                     DEFAULT

         5.01. DEFAULT BY PURCHASER. In the event that Purchaser should fail to consummate this Agreement for any reason, except Seller's default or the termination of this Agreement by either Seller or Purchaser as herein expressly provided, Seller shall be entitled to terminate this Agreement and receive the Earnest Money, as liquidated damages for the breach of this Agreement, it being agreed between the parties hereto that the actual damages to Seller in the event of such breach are impractical to ascertain and the amount of the Earnest Money is a reasonable estimate thereof. Seller shall not be entitled to bring an action for specific performance and/or additional damages.

         5.02. DEFAULT BY SELLER. In the event that Seller should fail to consummate this Agreement for any reason, except Purchaser's default or the termination of this Agreement by Seller or Purchaser as herein expressly provided, Purchaser shall be entitled, either (a) to recover actual (but not consequential) damages from Seller and to recover the Earnest Money, or (b) to bring an action to enforce specific performance of this Agreement. In no event shall Purchaser be entitled to seek or obtain damages from Seller, except as set forth in the prior sentence.

                                   ARTICLE VI

                                  RISK OF LOSS

         6.01. In the event of any damage, destruction to or condemnation of the Property subsequent to the Effective Date of this Agreement and prior to the date of Closing, the estimated cost of repair to or condemnation proceeds of which is in excess of $5,000.00, Purchaser, at its option, and, as its sole remedy, may either terminate this Agreement, whereupon the Earnest Money shall be returned to Purchaser in full, or Purchaser may elect to consummate the sale, in which event Seller's right to all insurance or condemnation proceeds resulting from such damage, destruction or condemnation shall be assigned in writing by Seller to Purchaser and Seller shall have no further obligation to Purchaser with regard to such damage, destruction or condemnation. In the event of any damage, destruction to or condemnation of the Property subsequent to the Effective Date of this Agreement and prior to


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the date of Closing, the estimated cost of repair of which is equal to or less than $5,000.00, Purchaser shall have no right to terminate this Agreement as a result thereof, provided Seller's right to all insurance proceeds and condemnation proceeds resulting from such damage, destruction or condemnation shall be assigned in writing by Seller to Purchaser.

                                   ARTICLE VII

                                   COMMISSIONS

         7.01. In the event of Closing hereunder, and only in such event, Seller agrees to pay The Land Exchange, Inc. ("Broker"), a real estate commission equal to two and one-half percent (2.5%) (the "Fee") of the Purchaser Price at Closing. In the event the Closing does not take place for whatever reason, neither the Fee nor any portion thereof shall be payable to Broker. Except for the Fee, Seller and Purchaser each hereby warrant and represent to the other that it has not become obligated for the payment of any commission or fee arising out of the sale provided for herein. Except for the Fee each party agrees that should any claim be made for brokerage commissions or finder's fees by any broker or finder by, through or on account of any acts of said party or its representatives, said party will indemnify and hold the other party free and harmless from and against any and all loss, liability, cost, damage and expense, including reasonable attorneys' fees, in connection therewith. The provisions of this paragraph shall survive Closing. Notwithstanding the foregoing, Purchaser expressly acknowledges that Dan Nelson, who is an officer and director of Seller, is a licensed real estate broker in the State of Colorado employed by RE/MAX Advanced, Inc. Dan Nelson is representing the Seller in this transaction and will be separately compensated by Seller.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.01. "AS IS, WHERE IS" DISCLAIMER OF WARRANTIES: PURCHASER ACKNOWLEDGES AND AGREES: EXCEPT AS PROVIDED EXPRESSLY HEREIN, NEITHER SELLER NOR ANYONE ACTING FOR OR ON BEHALF OF SELLER, HAS MADE ANY REPRESENTATION, WARRANTY, STATEMENT OR PROMISE TO PURCHASER CONCERNING THE PROPERTY, THE QUALITY, VALUE, PHYSICAL ASPECTS OR CONDITION THEREOF, ANY DIMENSIONS OR SPECIFICATIONS OF THE PROPERTY, THE FEASIBILITY, DESIRABILITY, CONVERTIBILITY OF THE PROPERTY FOR OR INTO ANY PARTICULAR USE, THE CURRENT OR PROJECTED INCOME OR EXPENSES OF THE PROPERTY OR ANY OTHER MATTER WITH RESPECT TO THE PROPERTY; THAT ENTERING INTO THIS AGREEMENT, PURCHASER HAS NOT RELIED UPON ANY REPRESENTATION, STATEMENT OR WARRANTY OF SELLER, EXCEPT AS PROVIDED HEREIN OR ANYONE ACTING FOR OR ON BEHALF OF SELLER, OTHER THAN AS EXPRESSLY CONTAINED IN THIS AGREEMENT, AND THAT ALL MATTERS CONCERNING THE PROPERTY HAVE BEEN INDEPENDENTLY VERIFIED BY PURCHASER AND THAT PURCHASER IS PURCHASING THE PROPERTY BASED UPON ITS OWN INSPECTION AND EXAMINATION THEREOF; THAT


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PURCHASER IS PURCHASING THE PROPERTY "AS IS" AND "WHERE IS"; AND THAT, EXCEPT AS
PROVIDED IN THIS AGREEMENT, PURCHASER DOES HEREBY WAIVE AND SELLER DOES HEREBY DISCLAIM ALL WARRANTIES OF ANY KIND OR TYPE WHATSOEVER WITH RESPECT TO THE PROPERTY, WHETHER EXPRESSED OR IMPLIED, INCLUDING BY WAY OF DESCRIPTION BUT NOT LIMITATION, THOSE OF MARKETABILITY, MERCHANTABILITY OF TITLE, FITNESS FOR A PARTICULAR PURPOSE, TENANTABILITY, HABITABILITY, USE AND ALL WARRANTIES RELATING TO COMPLIANCE BY THE PROPERTY WITH ANY APPLICABLE GOVERNMENTAL LAWS AND REGULATIONS INCLUDING, WITHOUT LIMITATION, BUILDING AND ZONING CODES, THE SOIL CONDITIONS OF THE PROPERTY, AND THE COMPLIANCE BY THE PROPERTY WITH ANY ENVIRONMENTAL REQUIREMENTS. FURTHER, PURCHASER HEREBY SPECIFICALLY ASSUMES THE RISK OF CONFIRMING THAT THE PROPERTY IS SERVED BY SUFFICIENT UTILITIES
INCLUDING, WITHOUT LIMITATION, WATER, SEWER, GAS, ELECTRIC AND TELEPHONE
SERVICE. THE TERMS OF THIS PARAGRAPH WILL SURVIVE THE CLOSING AND CONVEYANCE OF THE PROPERTY TO PURCHASER BY SELLER.

         8.02. NON-BUSINESS DAYS. If the Closing Date or any other date set forth in this Agreement is to occur on a holiday or other non-business day or if any period of time set forth in this Agreement expires on a holiday or non-business day, then such closing or other date shall be the next business day thereafter. As used in this paragraph the terms "holiday" or "non-business day" shall mean those dates upon which nationally chartered banks of the United States of America are not required to be open for business.

         8.03. JURISDICTION. The parties hereto consent to exclusive venue and jurisdiction in the district court in and for the County of Larimer, Colorado or the United States District Court for the District of Colorado in any action commenced relating to this Agreement or the transactions contemplated hereby.

         8.04. RECORDATION. The parties acknowledge and agree that neither this Agreement nor any memorandum hereof shall be recorded in the Office of the Clerk and Recorder of Larimer County, Colorado and in the event of any recordation of this Agreement by Purchaser, this Agreement shall, at Seller's sole option, be rendered null and void and of no further force and effect whatsoever.

         8.05. DISCHARGE OF OBLIGATIONS. The acceptance of the deed by Purchaser at Closing shall be deemed to be a full performance and discharge of every agreement and obligation on the part of Seller to be performed pursuant to the provisions of this Agreement, except those, if any, which are herein specifically stated to survive Closing.

8.06. ASSIGNMENT. Purchaser may not assign its right under this Agreement except with the prior written consent of Seller, which consent may be given or withheld in Seller's sole discretion.


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         8.07.  NOTICES.

                  (a) Any notice to be given by either party to this Agreement shall be given in writing and may be effected by personal delivery or sent by certified, United States Mail, postage prepaid, or sent by nationally recognized overnight courier service, or sent by telecopy confirmed by mailing (by first class or express mail, postage prepaid) written confirmation at substantially the same time as such telecopy transmission. All such communications shall be mailed, sent or delivered, addressed to the party for whom it is intended at its address set forth below:

                If to Seller:              D.C. Pitcairn Holdings
                                           Attention: Dan Nelson, Vice President
                                           1018 Centre Avenue
                                           Fort Collins, Colorado 80526
                                           Facsimile #(970) 221-5999


                With copies thereof to:    Timothy W. Hasler, Esq.
                                           Hasler, Fonfara and Maxwell, LLP
                                           P.O. Box 2267
                                           Fort Collins, Colorado 80522
                                           Facsimile # (970) 493-9703

                If to Purchaser:           Mr. Michael R. Duncan, Vice President
                                           Atrix Laboratories, Inc.
                                           2579 Midpoint Drive
                                           Fort Collins, Colorado 80527
                                           Facsimile #(970) 482-9735

                With a copy thereof to:    Stephen J. Ismert, Esq.
                                           Kutak Rock
                                           717 17th Street, Suite 2900
                                           Denver, Colorado  80202
                                           Facsimile #(303) 292-7799

                  (b) Any notice sent in compliance with the requirements of this Section shall be deemed received on the date the same is either
         (i) received by the party or parties to whom such notice is addressed, or (ii) deposited in a United States Post Office or other official depository of the United States mail, or (iii) confirmation generated by the sender's facsimile machine that indicates the completion of the facsimile transmission to the recipient, whichever is the first to occur.

         8.08. MODIFICATION. This Agreement cannot be changed orally, and no agreement shall be effective to waive, change, modify or discharge it in whole or in part unless such agreement


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is in writing and is signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

         8.09. TIME OF ESSENCE. Seller and Purchaser agree that time is of the essence with respect to this Agreement.

         8.10. SUCCESSORS AND ASSIGNS. The terms and provisions of this Agreement are to apply to and bind the permitted successors and assigns of the parties hereto.

         8.11. ENTIRE AGREEMENT. This Agreement, including the Exhibits, contains the entire agreement between the parties pertaining to the subject matter hereof and fully supersedes all prior agreements and understandings between the parties pertaining to such subject matter.

         8.12. ATTORNEYS' FEES. In the event of any controversy, claim or dispute between the parties affecting or relating to the subject matter or performance of this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party all of its reasonable expenses, including reasonable attorneys' and accountants' fees.

         8.13. COUNTERPARTS. This Agreement may be executed in several counterparts, and all such executed counterparts shall constitute the same agreement. It shall be necessary to account for only one such counterpart in proving this Agreement.

         8.14. SEVERABILITY. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect.

         8.15. PARAGRAPH HEADINGS. Paragraph headings contained herein are for convenience only and shall not be considered in interpreting this Agreement.

         8.16. BINDING EFFECT. This Agreement shall not be binding upon any party hereto unless and until both Seller and Purchaser have executed this Agreement.

         8.17. EFFECTIVE DATE OF AGREEMENT. Purchaser's agreement to negotiate with Seller for the purchase of the Property shall become void and of no effect unless Purchaser's offer to acquire the Property as evidenced by Seller's execution of this Agreement and delivery thereof to Purchaser occurs on or before 5:00 p.m. on June 10, 1996. The date of delivery to the Purchaser shall be deemed the effective date (the "Effective Date") of this Agreement.

         8.18. INTERSTATE LAND SALES ACT. It is the intent of Seller and acknowledged by Purchaser that the sale of the Real Property will be exempt from the provisions of the federal Interstate Land Sales Act under the exemption applicable to the sale or lease of lots (a) to any person who acquires such lots for the purpose of engaging in the business of constructing residential, commercial or industrial buildings or for the purpose of resale of such lots to persons engaged in such business; or (b) which are zoned by the appropriate governmental authority for industrial or commercial developments or which is restricted to such use by a declaration of


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covenants, conditions and restrictions, which are recorded in the official records of the appropriate county. Purchaser hereby represents and warrants that Purchaser is acquiring the Real Property and Improvements for such purposes.

         8.19. PRESS RELEASES. Neither Seller nor Purchaser shall issue any press release or other announcement to the general public concerning this Agreement or the transaction contemplated hereby prior to the Closing Date without the prior written consent of the other party.

         8.20. CHOICE OF LAW. The Agreement and rights and obligations of the parties shall be governed by Colorado law.

         8.21. SELLER'S CONTINGENCY REGARDING MONTFORT LEASE. Purchaser expressly acknowledges that the Building and Improvements are subject to an existing lease with Montfort, Inc. (the "Existing Montfort Lease"). Montfort, Inc. has agreed to terminate the Existing Montfort Lease provided Montfort is able to negotiate a new lease with Purchaser on terms acceptable to Montfort, Inc. (the "New Montfort Lease"). Seller's obligations under this Agreement are contingent upon the termination of the "Existing Montfort Lease" prior to Closing and the release of Seller from all liability in connection therewith. Purchaser shall keep Seller advised as to Purchaser's progress in negotiating the New Montfort Lease.

         8.22. PURCHASER'S RIGHT TO TERMINATE AGREEMENT AND CONTINGENCY REGARDING MONFORT LEASE. In the event that Purchaser determines that it will be unable to enter into a lease agreement for a portion of the Real Property and Improvements with Montfort, Inc., with terms and covenants acceptable to Purchaser, in Purchaser's sole and absolute discretion, Purchaser shall have the right to terminate this Agreement by sending written notice thereof to Seller at any time prior to July 25, 1996. Upon the delivery by Purchaser of said notice, this Agreement shall terminate and the Earnest Money shall forthwith be returned to Purchaser.

         8.23. TAX-DEFERRED EXCHANGE TRANSACTION. At the request of Seller, Purchaser shall cooperate with Seller in the achievement of a tax-deferred real estate exchange pursuant to Section 1031 of the Internal Revenue Code and the Treasury Regulations promulgated thereunder. A material part of the consideration to Seller is Purchaser's promise of cooperation. Purchaser shall not be required to incur any additional liability or expense in connection with Seller's tax-deferred exchange transaction.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement effective as of the date set forth in Paragraph 8.17 hereof.

                             [End of Document Text]


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                                  PURCHASER:

Executed by Purchaser this        ATRIX LABORATORIES, INC., a Delaware
10th day of June, 1996.            corporation


                                  By:__________________________________________
                                  Name:    John E. Urheim
                                  Title:   Vice-chairman and CEO


                                  SELLER:

Executed by Seller this           D. C. PITCAIRN HOLDINGS, INC., a Colorado
11 day of June, 1996              corporation


                                  By___________________________________________
                                  Name:________________________________________
                                  Title:_______________________________________


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                                    EXHIBIT A

Lots 1 and 2
Centre for Advanced Technology
Replat of the 8th filing
County of Larimer
State of Colorado


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